UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 19, 2004

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant’s telephone number, including area code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 19, 2004, ADC Telecommunications, Inc. (“ADC”) completed the sale of its Metrica® service assurance software group (“Metrica Business”) to WatchMark Corp. (“WatchMark”).  Under the terms of the acquisition agreement, attached hereto as Exhibit 2.1, WatchMark acquired certain assets and liabilities of the Metrica Business.  Approximately 250 Metrica employees transferred to WatchMark.  As consideration for the divestiture, ADC received $35 million in cash, which is subject to purchase price adjustments, and 3,224,000 shares of WatchMark common stock, which ADC has valued at $3.9 million.   The WatchMark common stock ADC received constitutes less than a five percent ownership interest in WatchMark.

Prior to the completion of the sale, no known material relationship existed between ADC and WatchMark, or between WatchMark and any of ADC’s affiliates, directors or officers, or any associate of such directors or officers.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(b)   Pro forma financial information.

The pro forma financial information with respect to the transaction described in Item 2.01 is filed as Exhibit 99.1 and is incorporated herein by this reference.

(c)   Exhibits

2.1                           Acquisition Agreement, dated October 22, 2004 between ADC and WatchMark.

2.2                           First Amendment to Acquisition Agreement, dated November 19, 2004.

99.1                   Unaudited Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: November 24, 2004	By:	/s/ William T. Pieper
William T. Pieper
Vice President & Controller

ADC TELECOMMUNCIATIONS, INC.

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Acquisition Agreement, dated October 22, 2004 between ADC and WatchMark.

2.2	First Amendment to Acquisition Agreement, dated November 19, 2004.

99.1	Unaudited Pro Forma Financial Statements.